UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010 (March 4, 2010)

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 4, 2010, Pioneer Drilling Company (the “Company”) and certain of its domestic subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Banc of America Securities LLC, Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $250 million in aggregate principal amount of the Company’s 9.875% senior unsecured notes due 2018 (the “Notes”). The Notes were priced at a discount to provide estimated net proceeds to the Company, after fees and expenses, of $234.8 million, and are guaranteed on a senior unsecured basis by the Guarantors. The Notes are expected to be issued under an indenture dated as of March 11, 2010.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Initial Purchasers intend to resell the Notes to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to persons outside the United States under Regulation S of the Securities Act.

The Purchase Agreement provides that the holders of the Notes will be entitled to the benefits of a registration rights agreement, pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission registering the resale of the Notes under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Some of the Initial Purchasers or their affiliates have provided investment banking, commercial banking and financial advisory services for the Company from time to time for which they have received, and will receive, customary fees and reimbursements of expenses and may in the future provide additional services. Affiliates of certain of the Initial Purchasers are lenders under the Company’s senior secured revolving credit facility and will be repaid with a portion of the net proceeds of the offering.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The description of the Purchase Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

ITEM 8.01	Other Events.

On March 4, 2010, the Company issued a press release announcing that it has priced its previously announced offering, through a Rule 144A private placement, of $250 million of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement, dated March 4, 2010, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and the initial purchasers party thereto

99.1	Press Release, dated March 4, 2010, announcing pricing of offering of up to $250 million of 9.875% senior notes due 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

	By	/S/ CARLOS R. PEÑA
Carlos R. Peña
Senior Vice President, General Counsel and Secretary
(Duly Authorized Officer)

Date: March 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated March 4, 2010, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and the initial purchasers party thereto

99.1	Press Release, dated March 4, 2010, announcing pricing of offering of up to $250 million of 9.875% senior notes due 2018

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